                                                                   Exhibit 99(a)

Schedule of Buyers pursuant to Exhibit 4(c)-- Form of Warrant Agreement dated as of March __, 2000 by and between Netplex and each of the Buyers.

Three warrants were executed pursuant to the "form of" warrant referenced above. Information describing the material differences between the executed warrants is provided below:

--------------------------------------------------------------------------------
Buyer                         Date                           Warrant Number
-----                         ----                           --------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
HFTP Investment L.L.C.        March 29, 2000                 PR-001
--------------------------------------------------------------------------------
Fisher Capital Ltd.           March 29, 2000                 PR-002
--------------------------------------------------------------------------------
Wingate Capital Ltd.          March 29, 2000                 PR-003
--------------------------------------------------------------------------------

In the "form of" warrant referenced above, there are numerous points in the document which call for a selection between terms applicable to "INITIAL WARRANTS" or terms applicable to "ADDITIONAL WARRANTS." In each of the executed warrants described by this schedule, the terms applicable to the "INITIAL WARRANTS" have been chosen. The brackets surrounding the "INITIAL WARRANTS" language that were in the "form of" warrant have been deleted in the executed warrants. Furthermore, the OR before the bracketed "ADDITIONAL WARRANTS" language and all of the "ADDITIONAL WARRANTS" language from the "form of" warrant has been deleted in the executed warrants.